CERTIFICATION PURSUANT TO SECTION 906	EXHIBIT 99.906CERT

CLEARWATER INVESTMENT TRUST

Section 906 Certifications

In connection with the Certified Shareholder Report of Clearwater Investment Trust (the “Registrant”) on Form N-CSR for the period ending December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 5, 2015
/s/Justin H. Weyerhaeuser
Justin H. Weyerhaeuser
President (Principal Executive Officer) and
Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.